UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

CHIRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Release

Contacts:

Chiron Corporate Communications &

Investor Relations

Media:                                                           (510) 923-6500

Investors:                                          (510) 923-2300

U.S. FEDERAL TRADE COMMISSION APPROVES EARLY TERMINATION

OF HART-SCOTT-RODINO WAITING PERIOD

EMERYVILLE, Calif. — December 06, 2005 – Chiron Corporation (NASDAQ:CHIR) and Novartis (NYSE:NVS) today announced that on December 5, 2005, the Federal Trade Commission approved early termination of the antitrust waiting period under the Hart-Scott-Rodino Act for the proposed acquisition of Chiron by Novartis.

Chiron and Novartis continue to expect that this transaction will be completed in the first half of 2006, subject to approval by a majority of Chiron’s shareholders and other customary closing conditions, including additional regulatory approvals.

About Chiron

Chiron delivers innovative and valuable products to protect human health by advancing pioneering science across the landscape of biotechnology.  The company works to deliver on the limitless promise of science and make a positive difference in people’s lives.  For more information, please visit www.chiron.com.

This news release contains forward-looking statements that involve risks and uncertainties and are subject to change. In particular, there can be no guarantee that the transaction contemplated by the merger agreement will be consummated. A discussion of the company’s operations and financial condition, including factors that may affect its business and future prospects that could cause actual results and developments to differ materially from those expressed or implied by any forward-looking statements, is contained in documents the company has filed with the SEC, including the Form 10-K for the year ended December 31, 2004, and the Form 10-Q for the quarter ended September 30, 2005, and will be contained in all subsequent periodic filings made with the SEC. These documents identify important factors that could cause the company’s actual performance to differ from current expectations.

Chiron does not undertake an obligation to update the forward-looking information the company is giving today.

RULE 14a-12 LEGEND

Participants in Solicitation

Chiron Corporation and Novartis AG and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Chiron shareholders in connection with the merger. Information about the directors and executive officers of Chiron and their ownership of Chiron’s stock is set forth in the proxy statement for Chiron’s 2005 Annual Meeting of Shareholders.

Investors can obtain more information when the Schedule 13e-3 and the proxy statement become available. Investors should read the Schedule 13e-3 and proxy statement carefully when they become available before making any voting decision.

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